Exhibit 99.1

___________________________________________________________________

Engility Reports Fourth Quarter and Full Year 2015 Results

•	Fiscal year 2015 revenue of $2.1 billion and adjusted diluted EPS of $2.24

•	Fourth quarter 2015 revenue of $537 million and adjusted diluted EPS of $0.66

•	Fourth quarter 2015 DSO of 56 days compared to 74 days in the prior year period

•	Company reiterates fiscal year 2016 guidance

•	Appointment of Lynn Dugle as CEO effective March 21, 2016; John Hynes promoted to President and Chief Operating Officer, effective February 29, 2016

CHANTILLY, VA - March 3, 2016, Engility Holdings, Inc. (NYSE: EGL) today announced financial results for the fourth quarter and full year ended December 31, 2015.
Fourth Quarter 2015 Results
Total revenue for the fourth quarter of 2015 was $537 million. GAAP operating loss was $262 million. GAAP net loss attributable to Engility was $239 million, or $6.53 per diluted share. Both GAAP operating loss and net loss reflect a $292 million non-cash goodwill impairment charge.
Adjusted operating income was $54 million and adjusted operating margin was 10.0%. Adjusted net income attributable to Engility was $25 million, or $0.66 per diluted share. Adjusted EBITDA was $61 million and adjusted EBITDA margin was 11.4%.
Engility's adjusted results for net income, operating margin and EBITDA exclude a non-cash goodwill impairment charge of $292 million, $12 million of acquisition and integration costs, and $2 million in legal and settlement costs. Adjusted operating margin and adjusted net income also exclude $10 million of amortization of intangible asset expenses associated with the TASC and DRC acquisitions. Information about the Company's use of non-GAAP financial information is provided below under “Non-GAAP Measures.”
Fiscal Year 2015 Results
For fiscal year 2015, total revenue was $2.1 billion and GAAP operating loss was $189 million. GAAP net loss attributable to Engility was $235 million, or $7.02 per share. Both GAAP operating income and net income reflect a $292 million goodwill impairment charge.
Adjusted operating income for fiscal year 2015 was $187 million and adjusted operating margin was 9.0%. Adjusted net income attributable to Engility was $76 million, or $2.24 per diluted share. Adjusted EBITDA was $211 million and adjusted EBITDA margin was 10.1%.
Engility's adjusted results for net income, operating margin and EBITDA exclude a non-cash goodwill impairment charge of $292 million, $45 million of acquisition and integration costs, and $3 million in legal and settlement costs. Adjusted operating margin and adjusted net income also exclude $36 million of amortization of intangible asset expenses associated with the TASC and DRC acquisitions. In addition, adjusted net income excludes $5 million of bank fees previously capitalized and included in interest expense. As noted above, information about our use of non-GAAP financial information is provided below under “Non-GAAP Measures”.
President and COO Commentary
“2015 marked a year when we executed against our strategic plan and transformed our business,” said John Hynes, President and Chief Operating Officer of Engility. “Through the acquisition and successful integration of TASC, we have gained significant scale, shifted the mix of our business toward more stable and higher growth sectors and expanded our addressable market to include intelligence and space. We also continued to provide exceptional service to our customers and as a result received strong contract award fee scores.”
“As we look forward, we believe we will benefit from the stabilization in our market due to the Federal Government’s two-year budget agreement, the recent improvements we have made to our internal business development processes, and the additional capture and strategic pricing resources we recently hired,” continued Hynes. “Under the leadership of our incoming Chief

Executive Officer, Lynn Dugle, we believe these factors, combined with our increased investments in growth-related initiatives and the anticipated decline in the runoff of our legacy contracts, will drive organic revenue growth in 2017 and beyond.”
Key Performance Indicators

•	Book-to-bill ratio for the fourth quarter of 2015 was 0.5x on contract awards of $272 million. For fiscal year 2015, the book-to-bill ratio was 0.8x on contract awards of $1.6 billion.

•	Book-to-bill ratio for the fourth quarter of 2015 was 1.0x on funded orders of $518 million. For fiscal year 2015, the book-to-bill ratio was 0.9x on funded orders of $2.0 billion.

•	Funded backlog was $784 million in the fourth quarter of 2015 compared with $602 million in the fourth quarter of 2014.

•	Days sales outstanding (DSO) at the end of 2015, net of advanced payments, was 56 days, compared to 74 days at the end of 2014.

•	Cash flow from operations was $(12) million for the fourth quarter of 2015 and $48 million for fiscal year 2015.

•	During the fourth quarter of 2015, the Company made voluntary debt prepayments of approximately $25 million. The total voluntary prepayment amount for fiscal year 2015 was $60 million.
Fiscal Year 2016 Guidance
The Company is reiterating the fiscal year 2016 guidance it issued on January 21, 2016. The table below summarizes the Company’s fiscal year 2016 guidance.

Fiscal Year 2016 Guidance
Revenue	$2.0 billion - $2.15 billion
GAAP Diluted EPS (1)	$0.03 - $0.18
Adjusted Diluted EPS (1)	$1.00 - $1.15
Adjusted EBITDA (1)	$180 million - $190 million
GAAP operating cash flow	$105 million - $115 million

(1) 2016 GAAP and adjusted diluted EPS guidance assumes weighted-average outstanding shares of approximately 37 million. GAAP diluted EPS assumes a full-year effective tax rate of 25 percent. Adjusted diluted EPS assumes total cash tax payments of approximately $1 million. The adjusted diluted EPS and adjusted EBITDA guidance excludes approximately $33 million of amortization of acquired intangible assets, and deal and integration costs associated with the TASC acquisition.

Management Changes
On March 1, 2016, the Board of Directors of Engility announced the appointment of Lynn Dugle as the company’s Chief Executive Officer, effective March 21, 2016. John Hynes, Engility’s Executive Vice President and Chief Operating Officer, was promoted to President and Chief Operating Officer, effective February 29, 2016.
Non-GAAP Measures
The tables under "Engility Holdings, Inc. Reconciliation of Non-GAAP Measures" present Adjusted Operating Income, Adjusted Operating Margin, Earnings before Interest, Taxes, Depreciation, and Amortization (EBITDA), Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted EPS, reconciled to their most directly comparable GAAP measure. These financial measures are calculated and presented on the basis of methodologies other than in accordance with U.S. generally accepted accounting principles ("Non-GAAP Measures"). Engility has provided these Non-GAAP Measures to adjust for, among other things, the impact of transaction and integration costs and amortization expenses related to our acquisitions of TASC and DRC, as well as restructuring and legal and settlement costs. These items have been adjusted because they are not considered core to the Company’s business or otherwise not considered operational or because these charges are non-cash or non-recurring. The Company presents these Non-GAAP Measures because management believes that they are meaningful to understanding Engility’s performance during the periods presented and the Company’s ongoing business. Non-GAAP Measures are not prepared in accordance with GAAP and therefore are not necessarily comparable to similarly titled metrics or the financial results of other companies. These Non-GAAP Measures should be considered a supplement to, not a substitute for, or superior to, the corresponding financial measures calculated in accordance with GAAP.

Conference Call Information
Engility will host a conference call at 8 a.m. Eastern Time on March 3, 2016 (today), to discuss the financial results for its fourth quarter and full year 2015.
Listeners may access a webcast of the live conference call from the Investor Relations section of the company's website at http://www.EngilityCorp.com. Listeners also may access a slide presentation on the website which summarizes the Company’s 2015 fourth quarter and fiscal year results. Listeners should go to the website at least 15 minutes before the live event to download and install any necessary audio software.
Listeners also may participate in the conference call by dialing (866) 300-6036 (U.S. dial-in) or (412) 455-6216 (international dial-in) and the pass code is 36531392.
A replay will be available on the company's website approximately two hours after the conference call and continuing for one year. A telephonic replay also will be available through March 10, 2016 at (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering pass code 36531392.
About Engility
Engility (NYSE: EGL) is engineered to make a difference. Built on five decades of heritage, Engility is a leading provider of integrated solutions and services for the U.S. government, supporting customers throughout defense, intelligence, space, federal civilian and international communities. Engility delivers world-class performance, efficiency and best value in a broad range of services from global security to information security, and international development to research and development. Headquartered in Chantilly, Virginia, and with offices around the world, Engility draws upon its intimate understanding of customer needs, deep domain expertise, and skilled team to develop and deliver on-target solutions for critical missions. To learn more about Engility, please visit www.engilitycorp.com and connect with us on Facebook, LinkedIn and Twitter.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Engility’s future prospects, projected financial results, estimated integration costs and acquisition related amortization expenses, business plans, as well as the TASC transaction and its expected benefits and the timing of such benefits. Words such as "may," "will," "should," "likely," "anticipates," "expects," "intends," "plans," "projects," "believes," "estimates" and similar expressions are also used to identify these forward-looking statements. These statements are based on the current beliefs and expectations of Engility’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause Engility’s actual results to differ materially from those described in the forward-looking statements can be found under the heading "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2014, and more recent documents that have been filed with the Securities and Exchange Commission (SEC) and are available on the investor relations section of Engility’s website (http://www.engilitycorp.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, historical information should not be considered as an indicator of future performance.

Media:                                Investor Relations:
Eric Ruff                            Dave Spille
Engility Holdings, Inc.                        Engility Holdings, Inc.
(703) 375-6463                            (703) 375-4221
eric.ruff@engilitycorp.com                     dave.spille@engilitycorp.com

ENGILITY HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31, 2015	December 31, 2014	Change	December 31, 2015	December 31, 2014	Change
Revenue	$537,022	$319,516	$217,506	$2,085,623	$1,367,091	$718,532
Costs and expenses
Cost of revenue	463,227	272,167	191,060	1,779,709	1,169,281	610,428
Selling, general and administrative expenses	43,769	33,993	9,776	203,262	114,890	88,372
Goodwill impairment charge	292,100	—	292,100	292,100	—	292,100
Total costs and expenses	799,096	306,160	492,936	2,275,071	1,284,171	990,900
Operating income (loss)	(262,074)	13,356	(275,430)	(189,448)	82,920	(272,368)
Interest expense, net	29,554	3,261	26,293	110,143	12,799	97,344
Other income, net	1,241	546	695	1,285	526	759
Income (loss) before income taxes	(290,387)	10,641	(301,028)	(298,306)	70,647	(368,953)
Provision (benefit) for income taxes	(52,405)	7,183	(59,588)	(68,067)	30,637	(98,704)
Net income (loss)	(237,982)	3,458	(241,440)	(230,239)	40,010	(270,249)
Less: Net income attributable to non-controlling interest	749	972	(223)	5,113	4,587	526
Net income (loss) attributable to Engility	$(238,731)	$2,486	$(241,217)	$(235,352)	$35,423	$(270,775)

Earnings (loss) per share attributable to Engility
Basic	$(6.53)	$0.14	$(6.67)	$(7.02)	$2.07	$(9.09)
Diluted	$(6.53)	$0.14	$(6.67)	$(7.02)	$1.97	$(8.99)

Weighted average number of shares outstanding
Basic	36,565	17,163		33,536	17,100
Diluted	36,565	18,090		33,536	18,018

ENGILITY HOLDINGS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(in thousands)

	As of
	December 31, 2015	December 31, 2014
Assets:
Current assets:
Cash and cash equivalents	$30,022	$7,123
Receivables, net	381,760	286,403
Prepaid and deferred income taxes, current, net	5,003	296
Other current assets	24,655	27,488
Total current assets	441,440	321,310
Property, plant and equipment, net	44,120	19,839
Goodwill	1,093,178	644,554
Identifiable intangible assets, net	436,627	123,549
Deferred tax assets	235,397	4,793
Other assets	24,207	8,591
Total assets	$2,274,969	$1,122,636
Liabilities and Equity:
Current liabilities:
Current portion of long-term debt	$8,447	$13,750
Accounts payable, trade	54,345	49,121
Accrued employment costs	81,711	47,824
Accrued expenses	82,765	71,582
Advance payments and billings in excess of costs incurred	49,205	22,300
Deferred income taxes, current and income taxes liabilities	695	9,810
Other current liabilities	36,293	21,098
Total current liabilities	313,461	235,485
Long-term debt	1,115,025	279,500
Income tax liabilities	68,000	79,713
Other liabilities	72,350	51,185
Total liabilities	1,568,836	645,883
Equity:
Preferred stock, par value $0.01 per share, 25,000 shares authorized, none issued or outstanding as of December 31, 2015 or 2014	—	—
Common stock, par value $0.01 per share, 175,000 shares authorized, 36,735 and 17,592 shares issued and outstanding as of December 31, 2015 and 2014, respectively	368	176
Additional paid in capital	1,231,584	770,764
Accumulated deficit	(530,895)	(295,543)
Accumulated other comprehensive loss	(7,229)	(9,018)
Non-controlling interest	12,305	10,374
Total equity	706,133	476,753
Total liabilities and equity	$2,274,969	$1,122,636

ENGILITY HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Twelve Months Ended
	December 31, 2015	December 31, 2014
Operating activities:
Net income (loss)	$(230,239)	$40,010
Goodwill impairment charge	292,100	—
Share-based compensation	9,297	8,830
Depreciation and amortization	58,435	20,953
Loss on disposal of property, plant and equipment	3,413	—
Bad debt expense	7,346	—
Amortization of bank debt fees	13,339	1,634
Deferred income tax benefit	(37,487)	(1,355)
Changes in operating assets and liabilities, excluding acquired amounts:
Receivables	46,338	43,115
Other current assets	26,553	4,611
Accounts payable, trade	(33,570)	5,399
Accrued employment costs	(58,467)	(18,603)
Accrued expenses	(22,204)	3,004
Advance payments and billings in excess of costs incurred	8,901	2,904
Other liabilities	(35,337)	(8,143)
Net cash provided by operating activities	48,418	102,359
Investing activities:
Purchase of business, net of cash acquired	25,478	(207,250)
Capital expenditures	(19,610)	(5,436)
Net cash provided by (used in) investing activities	5,868	(212,686)
Financing activities:
Gross borrowings from issuance of long-term debt	585,000	75,000
Repayments of long-term debt	(403,674)	(13,750)
Gross borrowings from revolving credit facility	157,000	482,500
Repayments of revolving credit facility	(115,000)	(448,000)
Debt issuance costs	(42,425)	(1,131)
Equity issuance costs	(2,590)	—
Proceeds from share-based payment arrangements	279	1,479
Excess tax deduction on share-based payment arrangements	(8,021)	(2,371)
Payment of employee withholding taxes on share-based compensation	5,530	1,707
Dividends paid	(204,304)	—
Distributions to non-controlling interest member	(3,182)	(6,987)
Net cash (used in) provided by financing activities	(31,387)	88,447
Net increase (decrease) in cash and cash equivalents	22,899	(21,880)
Cash and cash equivalents, beginning of the year	7,123	29,003
Cash and cash equivalents, end of the year	$30,022	$7,123

ENGILITY HOLDINGS, INC.
RECONCILIATION OF NON-GAAP MEASURES

The following tables set forth a reconciliation of each of these Non-GAAP Measures to the most directly comparable GAAP measure for the periods presented.
Adjusted Operating Income and Adjusted Operating Margin
(dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Operating income (loss)	$(262,074)	$13,356	$(189,448)	$82,920

Adjustments
Goodwill impairment charge	292,100	—	292,100	—
Acquisition and integration-related expenses excluding amortization	11,983	9,014	44,753	17,864
Acquisition-related intangible amortization	10,238	1,683	36,206	6,171
Legal and settlement costs	1,605	—	3,345	230
	315,926	10,697	376,404	24,265

Adjusted operating income	$53,852	$24,053	$186,956	$107,185

Operating margin	(48.8)%	4.2%	(9.1)%	6.1%
Adjusted operating margin	10.0%	7.5%	9.0%	7.8%

ENGILITY HOLDINGS, INC.
Adjusted Earnings Per Share
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
GAAP net income (loss) attributable to Engility	$(238,731)	$2,486	$(235,352)	$35,423
Net income attributable to non-controlling interest	749	972	5,113	4,587

GAAP net income (loss)	(237,982)	3,458	(230,239)	40,010
Provision (benefit) for income taxes	(52,405)	7,183	(68,067)	30,637
Income tax rate	18.0%	67.5%	22.8%	43.4%

GAAP income (loss) before taxes	(290,387)	10,641	(298,306)	70,647

Adjustments
Goodwill impairment charge	292,100	—	292,100	—
Acquisition and integration-related expenses excluding amortization	11,983	9,014	44,753	17,864
Acquisition-related intangible amortization	10,238	1,683	36,206	6,171
Legal and settlement costs	1,605	—	3,345	230
Bank fees previously capitalized and included in interest expense	—	—	4,602	—
Total adjustments	315,926	10,697	381,006	24,265

Adjusted income before income tax	25,539	21,338	82,700	94,912
Adjusted provision for income taxes	—	8,322	—	37,043
Cash paid for income taxes	94	—	1,169	—
Adjusted income tax rate	0.4%	39.0%	1.4%	39.0%

Adjusted net income	25,445	13,016	81,531	57,869
Less: Net income attributable to non-controlling interest	749	972	5,113	4,587

Adjusted net income attributable to Engility	$24,696	$12,044	$76,418	$53,282

Adjusted diluted earnings per share attributable to Engility	$0.66	$0.67	$2.24	$2.96

GAAP diluted earnings (loss) per share attributable to Engility	$(6.53)	$0.14	$(7.02)	$1.97

Diluted weighted average number of shares outstanding - Adjusted	37,230	18,090	34,106	18,018
Diluted weighted average number of shares outstanding - GAAP	36,565	18,090	33,536	18,018

ENGILITY HOLDINGS, INC.
Earnings before interest, taxes, depreciation, and amortization (EBITDA) and Adjusted EBITDA
(dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Net income (loss)	$(237,982)	$3,458	$(230,239)	$40,010

Interest, taxes, and depreciation and amortization
Interest expense	29,554	3,261	110,143	12,799
Provision (benefit) for income taxes	(52,405)	7,183	(68,067)	30,637
Depreciation and amortization	16,191	5,113	58,435	20,953
Loss on disposal of property, plant and equipment	2,739	—	3,413	—
EBITDA	(241,903)	19,015	(126,315)	104,399

Adjustments to EBITDA
Goodwill impairment charge	292,100	—	292,100	—
Acquisition and integration-related expenses excluding amortization and loss on disposal from restructuring	9,593	9,014	42,363	17,864
Legal and settlement costs	1,605	—	3,345	230
	303,298	9,014	337,808	18,094

Adjusted EBITDA	$61,395	$28,029	$211,493	$122,493

EBITDA margin	(45.0)%	6.0%	(6.1)%	7.6%
Adjusted EBITDA margin	11.4%	8.8%	10.1%	9.0%